Exhibit 1.1

LEGGETT & PLATT, INCORPORATED

Debt Securities

Underwriting Agreement

March 4, 2019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

U.S. Bancorp Investments, Inc.

214 N. Tryon St. 26th Floor

Charlotte, NC 28202

and

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

As Representatives of the several Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

Leggett & Platt, Incorporated, a Missouri corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) certain of its debt securities (the “Securities”) specified in Schedule II hereto (the “Designated Securities”), at the time and place and at the purchase price set forth in Schedule II. Each reference to the “Representatives” herein shall be deemed to refer to you. The Representatives on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of this Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

The terms and rights of any particular issuance of Designated Securities shall be as specified in this Agreement and in or pursuant to the indenture, dated May 6, 2005, between the Company and U.S. Bank National Association, as successor Trustee (the “Indenture”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) (i) A registration statement on Form S-3 (File No. 333-223621) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); (ii) the Initial Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Act”) that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; (iii) no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than documents filed in connection with the offering and prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives, or as otherwise permitted by Section 4(a) below); (iv) no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a “Preliminary Prospectus”); (v) the various parts of the Initial Registration Statement and any post-effective amendment thereto including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective but excluding Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 (the “Form T-1”), each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; (vi) the prospectus relating to the Designated Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the “Prospectus”; (vii) any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; (viii) any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; (ix)

any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and (x) any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b) At or prior to the time when sales of the Designated Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated March 4, 2019 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Schedule III hereto. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date (as defined below) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information as defined in Section 8(a) below or to that part of the Registration Statement that constitutes the Form T-1. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom;

(c) The documents incorporated by reference in the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information as defined in Section 8(a) below or to that part of the Registration Statement that constitutes the Form T-1;

(d) The Registration Statement, the Time of Sale Information and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date and at the Closing Date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information as defined in Section 8(a) below or to that part of the Registration Statement that constitutes the Form T-1;

(e) Other than the Preliminary Prospectus, the Prospectus, and the Time of Sale Information, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Designated Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) or (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) any electronic road show or other written communications or (v) the documents listed on Schedule III hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with any applicable provisions of the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information as defined in Section 8(a) below;

(f) The investor presentation dated as of March 1, 2019 (the “Investor Presentation”), as of its date, when taken together with the Time of Sale Information, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri; and has the requisite corporate power and authority to execute and deliver the Designated Securities and this Agreement, to perform its obligations hereunder and thereunder, and to own its properties and conduct its business as described in the Prospectus;

(h) The issuance and sale of the Designated Securities have been duly authorized by the Company and, when Designated Securities have been duly executed by the Company and authenticated and delivered by the Trustee, and payment therefor has been received by or on behalf of the Company, such Designated Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(i) This Agreement has been duly authorized, executed and delivered by the Company;

(j) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(k) The Company and its subsidiaries have not sustained since the date of the latest financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus or Time of Sale Information; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material decrease in the capital stock of the Company or material increase in consolidated long-term debt (as such terms are defined in accordance with generally accepted accounting principles) of the Company and its subsidiaries or any material adverse change, or any development that the Company believes would be reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus or the Time of Sale Information;

(l) The financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby except as set forth in the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, the assumptions underlying such pro forma financial information provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial information set forth in each of the Registration Statement, the Time of Sale Information and Prospectus; and the other financial information of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;

(m) The financial statements of Elite Comfort Solutions, Inc. (“ECS”) and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and present fairly in all material respects the financial position of ECS and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby except as set forth in the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information of ECS and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of ECS and its subsidiaries and presents fairly in all material respects the information shown thereby;

(n) (i) PricewaterhouseCoopers LLP (“PWC”), who has audited certain of the financial statements and supporting schedules (if any) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are independent public accountants within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act; and (ii) Grant Thornton LLP (“Grant Thornton”), who has audited certain of the financial statements and supporting schedules (if any) of ECS and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent auditor within the meaning of the Act and the applicable Rules and Regulations and the American Institute of Certified Public Accountants.

(o) (i) The issue and sale of the Designated Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation by the Company of the transactions herein and therein contemplated will not (A) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject or (B) result in any violation of (1) the provisions of the Articles of Incorporation, as amended, or By-laws of the Company or (2) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and (ii) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required on the part of the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture; except (x) in the case of subclauses (A) and (B)(2) of clause (i) and clause (ii) above, for any such breach, violation or default that, or for any such consent, approval, authorization, order, registration or qualification as to which the failure to obtain, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as hereinafter defined); (y) in the case of subclause (B)(2) of clause (i) or clause (ii) above, (1) for any such violation or any such consent, approval, authorization, order, registration or qualification that may arise or be required under applicable state or foreign securities or Blue Sky laws or rules or statutes in connection with the purchase and distribution of the Designated Securities by the Underwriters or (2) as described in the Registration Statement, the Time of Sale Information and the Prospectus; and (z) in the case of clause (ii) above, such as have been, or will have been prior to the Time of Delivery (as hereinafter defined), obtained under the Act and the Trust Indenture Act;

(p) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Designated Securities (a “Material Adverse Effect”);

(q) Other than as set forth in the Prospectus or the Time of Sale Information, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures in all material respects as required by Rule 13a-15 under the Exchange Act;

(s) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been prepared in accordance with the Commission’s published rules, regulations and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls;

(t) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency of a jurisdiction where the Company or any of its subsidiaries conducts business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(u) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”)(collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region of the Ukraine, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Designated Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund business with any person that, at the time of such funding, is the subject or the target of Sanctions in violation of applicable law, (ii) to fund business that, at the time of such funding, is in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(v) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(w) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(x) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Designated Securities.

(y) Except as to such matters as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) to the reasonable knowledge of the Company, there has been no security breach or other compromise of any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations, in each case, relating to the privacy and security of IT Systems and Data.

2. (a) The Company agrees to issue and sell the Designated Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Designated Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price set forth on Schedule II. The Company will not be obligated to deliver any of the Designated Securities except upon payment for all the Designated Securities to be purchased as provided herein.

(b) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Designated Securities (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. (a) Payment for and delivery of the Designated Securities will be made at the location set forth on Schedule II at or about 10:00 A.M., New York City time, on March 7, 2019, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b) Payment for the Designated Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Designated Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Designated Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date, such time and date of purchase and delivery being herein called the “Time of Delivery” for such Designated Securities.

4. The Company agrees with each of the Underwriters of any Designated Securities:

(a) (i) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); (ii) before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus as amended or supplemented upon or after the date of this Agreement and prior to the Time of Delivery, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object unless, in the case of a filing, the Company is required by law to make such filing; (iii) to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Designated Securities by the Underwriters, and during such same period to advise the Representatives, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may request (and in such foreign jurisdictions as the Company and the Representatives may agree) and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution or sale of the Designated Securities by the Underwriters, provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process or subject itself to taxation in any jurisdiction;

(c) To furnish the Underwriters with copies of the Prospectus in New York City as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Securities by the Underwriters and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); it being understood, for the avoidance of doubt, that the Company may satisfy the requirement set forth in this paragraph (d) through compliance with the requirements set forth in Rule 158(b); and

(e) From the date of this Agreement and continuing to and including the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives (but in no event later than the date that is 15 days after the date hereof), not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives; provided, that in no event shall borrowings under the Company’s revolving credit agreements and lines of credit or issuances of commercial paper be deemed to be substantially similar to such Designated Securities.

5. Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule III or prepared pursuant to Section 1(e) above or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex A hereto without the consent of the Company.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Designated Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing, producing or reproducing any Agreement among Underwriters, this Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Designated Securities; (vi) the cost of preparing the Designated Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and transfer or paying agent of the Company and the reasonable fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Designated Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters of any Designated Securities under this Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in this Agreement are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) (i) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities as the Representatives may reasonably request (including the penultimate paragraph of subsection (c) below), and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) The Company’s General Counsel, or other counsel for the Company reasonably satisfactory to the Representatives, shall have furnished to the Representatives a letter containing their written opinions, dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives;

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Missouri or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Representatives and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(d) On the date of this Agreement at a time prior to the execution of this Agreement with respect to such Designated Securities and at the Time of Delivery for such Designated Securities, PWC and Grant Thornton LLP each shall have furnished to the Representatives a letter, dated the date of this Agreement, and a letter dated such Time of Delivery, respectively, and with respect to such letter dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives and each of PWC and Grant Thornton, respectively;

(e) (i) The Company and its subsidiaries shall not have sustained since the date of the latest financial statements included or incorporated by reference in the Prospectus as amended or supplemented prior to the date of this Agreement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information or the Prospectus as amended or supplemented prior to the date of this Agreement, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of this Agreement there shall not have been any material decrease in the capital stock of the Company or material increase in consolidated long-term debt (as such terms are defined in accordance with generally accepted accounting principles) of the Company and its subsidiaries or any material adverse change, or any development that the Company believes would be reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information or the Prospectus as amended or supplemented prior to the date of this Agreement, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus on the date hereof relating to the Designated Securities;

(f) On or after the date of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the over-the-counter market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or other crisis or calamity either within or outside the United States, if the effect on financial markets of any event specified in Clause (iv) or (v) in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Designated Securities on the terms and in the manner contemplated in the Time of Sale Information or Prospectus on the date hereof relating to the Designated Securities;

(h) The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of prospectuses; and

(i) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate of an officer of the Company in such form and executed by such officers of the Company as shall be reasonably satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the following matters and as to such other matters as the Representatives may reasonably request:

(a) (i) The Prospectus as amended or supplemented in relation to the applicable Designated Securities has been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission have been complied with; and

(b) The Company and its subsidiaries have not sustained since the date of the latest financial statements included or incorporated by reference in the Prospectus as amended or supplemented prior to the date of this Agreement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole otherwise than as set forth or contemplated in the Time of Sale Information or Prospectus as amended or supplemented prior to the date of this Agreement, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of this Agreement there has not been any material decrease in the capital stock of the Company or material increase in consolidated long-term debt (as such terms are defined in accordance with generally accepted accounting principles) of the Company and its subsidiaries or any material adverse change, or any development that the Company believes would be reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information or Prospectus as amended or supplemented prior to the date of this Agreement.

8. (a) The Company will indemnify and hold harmless each Underwriter and its officers, directors and employees against any losses, claims, damages or liabilities, joint or several, to which any such Underwriter, officer, director or employee may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Investor Presentation, the Time of Sale Information, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, in reliance upon and in conformity with the information listed on Schedule IV hereto (the “Underwriter Information”).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its officers, directors and employees against any losses, claims, damages or liabilities to which the Company or any such officer, director or employee may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Investor Presentation, the Time of Sale Information, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Investor Presentation, the Time of Sale Information, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) shall not relieve the indemnifying party from liability under this Section 8 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total public offering price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities of such defaulting Underwriter or Underwriters on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities of such defaulting Underwriter or Underwriters, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under this Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or any controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If this Agreement shall be terminated pursuant to Sections 7(f), 7(g) or 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities except as provided in Sections 6 and 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

12. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as are designated for such purpose in this Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at the addresses and telephone numbers listed in Schedule II; and if to the Company shall be delivered or sent by mail to No. 1 Leggett Road, Carthage, Missouri 64836, Facsimile Transmission No. (417) 358-8027, Attention: Treasurer (with copies to the Company’s General Counsel, Facsimile Transmission No. (417) 358-8449); provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business. “New York Business Day” shall mean any day other than a Saturday or Sunday, or any other day on which banks in The City of New York, are generally required or authorized by law or executive order to close.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof.

Very truly yours,

Leggett & Platt, Incorporated

By	/s/ Matthew C. Flanigan
Name: Matthew C. Flanigan
Title: Executive Vice President and CFO

By	/s/ Benjamin M. Burns
Name: Benjamin M. Burns
Title: Vice President and Treasurer

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

MUFG Securities Americas Inc.

By	/s/ Richard Testa
Name: Richard Testa
Title: Managing Director

U.S. Bancorp Investments, Inc.

By	/s/ Brent Kreissl
Name: Brent Kreissl
Title: Managing Director

[Signature Page to Leggett & Platt, Incorporated Underwriting Agreement]

Wells Fargo Securities, LLC

By	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

On behalf of each of the Underwriters

[Signature Page to Leggett & Platt, Incorporated Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
J.P. Morgan Securities LLC	$140,000,000
MUFG Securities Americas Inc.	$57,500,000
U.S. Bancorp Investments, Inc.	$75,000,000
Wells Fargo Securities, LLC	$75,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$37,500,000
SunTrust Robinson Humphrey, Inc.	$37,500,000
PNC Capital Markets LLC	$25,000,000
BMO Capital Markets Corp.	$12,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$12,500,000
BBVA Securities Inc.	$12,500,000
TD Securities (USA) LLC	$12,500,000
The Williams Capital Group, L.P.	$2,500,000
Total	$500,000,000

SCHEDULE II

Title of Designated Securities:

4.400% Senior Notes Due 2029

CUSIP/ISIN:

524660AZ0 / US524660AZ09

Aggregate principal amount:

$500,000,000

Price to Public:

99.391% of the principal amount of the Designated Securities, plus accrued interest, if any, from March 7, 2019

Purchase Price by Underwriters:

98.741% of the principal amount of the Designated Securities, plus accrued interest, if any, from March 7, 2019

Form of Designated Securities:

Book-entry only form represented by one or more global securities

Specified funds for payment of purchase price:

Federal (same day) funds

Time of Delivery:

10 a.m. (New York City time), March 7, 2019

Indenture:

Indenture dated as of May 6, 2005, between the Company and U.S. Bank National Association, as successor Trustee

Maturity:

March 15, 2029

Interest Rate:

4.400%

Interest Payment Dates:

March 15 and September 15

Covenant and Redemption Provisions:

As described in the Preliminary Prospectus dated March 4, 2019 relating to the Designated Securities and the free writing prospectus dated March 4, 2019 relating to the Designated Securities substantially in the form of Annex A

Sinking Fund Provisions:

No sinking fund provisions

Defeasance provisions:

As described in Article XV of the Indenture and as described in the Preliminary Prospectus dated March 4, 2019 relating to the Designated Securities

Closing location for delivery of Designated Securities:

The offices of

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Additional Closing Conditions:

As described in the Underwriting Agreement

Names and addresses of Representatives:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

U.S. Bancorp Investments, Inc.

214 N. Tryon St. 26th Floor

Charlotte, NC 28202

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Address for Notices, etc.:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk- 3rd floor

Facsimile No.: (212) 834-6170

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Capital Markets Group

Facsimile No.: (646) 434-3455

U.S. Bancorp Investments, Inc.

214 N. Tryon St. 26th Floor

Charlotte, NC 28202

Attention: Credit Fixed Income

Facsimile: 877-774-3462

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Facsimile: (704) 410-0326

Other Terms:

As described in the Preliminary Prospectus dated March 4, 2019 relating to the Designated Securities and the free writing prospectus dated March 4, 2019 relating to the Designated Securities substantially in the form of Annex A

The following selling restrictions apply to the offer and sale of the Designated Securities:

(a)

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts in connection with this offering.

(b)

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

(c)	Each of the Underwriters has represented and agreed and undertaken that:

(i)

it has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA is complied with or does not apply to Leggett; and

(ii)	it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes, in, from or otherwise involving the United Kingdom.

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors”(as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

SCHEDULE III

1.	Free writing prospectus containing the terms of the Securities, substantially in the form of Annex A.

SCHEDULE IV

1.	The following information in the “Underwriting” section of the Preliminary Prospectus dated March 4, 2019:

a.	The information contained in the list of Underwriters in the first paragraph.

b.	The second, third, fourth and fifth sentences of the second paragraph on page S-38.

c.	The following sentences in the fourth paragraph on page S-38:

i.

The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion.

d.	The fifth and sixth paragraphs on page S-38.

e.	The first, second, fourth and fifth sentences of the paragraph above the heading “Notice to Prospective Investors in Canada” on S-39.

Annex A

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Number 333-223621

Supplementing the Preliminary

Prospectus Supplement dated

March 4, 2019 and the Prospectus

Dated March 13, 2018

$500,000,000

4.400% Senior Notes Due 2029

Leggett & Platt, Incorporated

March 4, 2019

Pricing Term Sheet

This pricing term sheet supplements the preliminary prospectus supplement filed by Leggett & Platt on

March 4, 2019 relating to its Prospectus dated March 13, 2018.

Issuer	Leggett & Platt, Incorporated
Expected Issuer Ratings*
Format	SEC Registered
Principal Amount Trade Date	$500,000,000 March 4, 2019
Settlement Date**	March 7, 2019 (T+3)
Maturity	March 15, 2029
Interest Payment Dates	March 15 and September 15 commencing on September 15, 2019
Benchmark Treasury	2.625% due February 15, 2029
Benchmark Treasury Yield	2.726%
Spread to Benchmark Treasury	T +175 bps
Yield to Maturity	4.476%
Coupon	4.400%
Price to Public	99.391% of the principal amount
Underwriting Discount	0.65%
Price to Issuer	98.741%
Optional Redemption:	Prior to December 15, 2028, T + 30 bps On or after December 15, 2028 at par
CUSIP/ISIN	524660AZ0 / US524660AZ09
Joint Book-Running Managers Co-Managers

J.P. Morgan Securities LLC

MUFG Securities Americas Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

SunTrust Robinson Humphrey, Inc.

PNC Capital Markets LLC

BMO Capital Markets Corp.

BB&T Capital Markets, a division of BB&T Securities, LLC

BBVA Securities Inc.

TD Securities (USA) LLC

The Williams Capital Group, L.P.

*Note: Security ratings reflect the views of the rating agency only. An explanation of the significance of these ratings may be obtained from the rating agency. Such ratings are not a recommendation to buy, sell or hold securities, but rather an indication of creditworthiness. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that the circumstances warrant the change. Each rating should be evaluated independently of any other rating.

**It is expected that delivery of the Notes will be made against payment therefor on or about March 7, 2019, which will be the third business day following the date hereof (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any day prior to two business days before delivery will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a preliminary prospectus supplement and accompanying prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, MUFG Securities Americas Inc. toll free at 877-649-6848, U.S. Bancorp Investments, Inc. toll-free at 877-558-2607, or Wells Fargo Securities, LLC toll-free at 800-645-3751.